                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported) September 3, 1998


                            PVC CONTAINER CORPORATION
               (Exact name of registrant as specified in charter)
--------------------------------------------------------------------------------

Delaware                            0-30067                     13-2616435
--------------------------------------------------------------------------------
(State of other jurisdiction      (Commission                (IRS employer
 of incorporation)                 file number)               identification no)


              401 Industrial Way West, Eatontown, New Jersey 07724
--------------------------------------------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (732) 542-0060

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

         On September 3, 1998 pursuant to a Stock Purchase Agreement among the Registrant as Buyer and Donald J. Sykes, Suzanne K. Sykes, Kathryn F. Sykes, Jeffrey B. Sykes, Brooks Read, Trustee and Sykes Family Investments, Ltd. as Seller and Marpac Industries, Inc. , the Registrant acquired in consideration of the payment of a Purchase Price of $12,000,000.00 (subject to adjustment for obligations of Marpac Industries, Inc. satisfied by the Registrant at the Closing resulting in a net purchase price of $9,677,138.27) all of the issued and outstanding shares of Marpac Industries, Inc.together with certain Real Property owned by Sykes-Ulster LLC and Sykes-KNY LLC. The consideration was provided by Fleet Bank,N.A. pursuant to a Loan and Security Agreement among the Registrant and its wholly-owned subsidiaries and Fleet Bank,N.A., dated as of September 3, 1998 in the amount of $12,000.000.00. Marpac Industries, Inc. is a technical blow molding operation that produces bottles, containers, cartridges and various dispensers for domestic and international customers including office equipment, food and industrial products. Marpac Industries,Inc. has its principal operation in Kingston, New York and also has a facility located n Ardmore, Oklahoma.

         Financial information relating to the acquisition required by Item 7 of this Form will be filed as soon as practicable but in no event later than sixty
(60) days after the filing of this report.

Item 7. Financial Statements and Exhibits

        The following exhibit are filed herewith:



Exhibit No.            Description                                   Page Number

   10.                  Stock Purchase Agreement

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: September 18, 1998               PVC CONTAINER CORPORATION
                                        -------------------------
                                       (Registrant)


                                     By: /s/ Phillip L. Friedman
                                         -----------------------
                                         Phillip L. Friedman,
                                         President